Exhibit 99.1

NextDecade Issues $15 million in Common Stock to Bechtel at $7.08 per share

HOUSTON, Oct. 1, 2019 – NextDecade Corporation (NextDecade) (NASDAQ: NEXT) announced today that it has issued $15 million of common stock to an affiliate of Bechtel Oil, Gas and Chemicals (Bechtel). NextDecade issued the common stock to Bechtel at a price of $7.08 per share.

In May 2019, NextDecade executed contracts with Bechtel for the engineering, procurement, and construction (EPC) of the first three trains of NextDecade’s Rio Grande LNG project. As part of these contracts, Bechtel had previously agreed to accept up to $15 million in NextDecade common stock in consideration for certain activities. The share price was calculated in accordance with terms of the transaction with Bechtel.

About NextDecade Corporation
NextDecade is a liquefied natural gas (LNG) development company focused on LNG export projects and associated pipelines in Texas. NextDecade intends to develop the largest LNG export solution linking Permian Basin associated gas to the global LNG market, creating value for producers, customers, and stockholders. Its portfolio of LNG projects includes the 27 mtpa Rio Grande LNG export facility in Brownsville, Texas and the 4.5 Bcf/d Rio Bravo Pipeline that would transport natural gas from the Agua Dulce area to Rio Grande LNG. NextDecade’s common stock is listed on the Nasdaq Stock Market under the symbol “NEXT.” NextDecade is headquartered in Houston, Texas. For more information, visit www.next-decade.com.

NextDecade Forward-Looking Information
This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “contemplate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “might,” “will,” “would,” “could,” “should,” “can have,” “likely,” “continue,” “design” and other words and terms of similar expressions are intended to identify forward-looking statements, and these statements may relate to the business of NextDecade and its subsidiaries. These statements have been based on NextDecade’s current assumptions, expectations, and projections about future events and trends and involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include uncertainties about progress in the development of NextDecade’s LNG liquefaction and export projects and the timing of that progress; government approval of construction and operation of NextDecade’s Rio Grande LNG and Rio Bravo Pipeline projects terminal at the Port of Brownsville in southern Texas (the “Terminal”) and an associated 137-mile pipeline to supply gas to the Terminal (the “Pipeline” and together with the Terminal, the “Project”) and the timing of that approval; the successful completion of the Project by third-party contractors; our ability to secure additional debt and equity financing in the future to complete the Project; the accuracy of estimated costs for the Project; statements that the Project, when completed, will have certain characteristics, including amounts of liquefaction capacities; NextDecade’s anticipated competitive advantage and technological innovation which may render its anticipated competitive advantage obsolete; the global demand for and price of natural gas (versus the price of imported LNG); the availability of LNG vessels worldwide; negotiations for the Terminal site lease and right-of-way options for the Pipeline route; changes in legislation and regulations relating to the LNG industry, including environmental laws and regulations that impose significant compliance costs and liabilities; risks related to doing business in and having counterparties in foreign countries; changes adversely affecting the business in which NextDecade is engaged; management of growth; general economic conditions; NextDecade’s ability to generate cash; compliance with environmental laws and regulations; the result of future financing efforts and applications for customary tax incentives; and other matters discussed in the “Risk Factors” section of NextDecade’s Annual Report on Form 10-K for the year ended December 31, 2018 and other subsequent reports filed with the Securities and Exchange Commission, all of which are incorporated herein by reference.

Additionally, any development of the Project remains contingent upon completing required commercial agreements, acquiring all necessary permits and approval, securing all financing commitments and potential tax incentives, achieving other customary conditions and making a final investment decision to proceed. The forward-looking statements in this press release speak as of the date of this release. Although NextDecade believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that the expectations will prove to be correct. NextDecade may from time to time voluntarily update its prior forward-looking statements, however, it disclaims any commitment to do so except as required by securities laws.

FOR FURTHER INFORMATION PLEASE CONTACT:

Investors: ir@next-decade.com | + 1 (832) 910 8629

Media: communications@next-decade.com | + 1 (281) 249 5453